UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 2, 2016

DOMINO’S PIZZA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-32242	38-2511577
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

30 Frank Lloyd Wright Drive Ann Arbor, MI	48105
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (734) 930-3030

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On December 5, 2016, we issued a press release relating to the Domino’s Pizza, Inc. Piece of the Pie Program, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01 of Form 8-K and the exhibit attached hereto as Exhibit 99.1 are being furnished pursuant to Item 7.01 of Form 8-K and therefore shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934.

Item 8.01	Other Events.

On December 2, 2016, we filed a prospectus supplement relating to the offering of up to 3,000 shares of our common stock (the “Shares”) pursuant to the Domino’s Pizza, Inc. Piece of the Pie Program under our registration statement on Form S-3 (Reg. No. 333-214890), dated December 2, 2016 (the “Registration Statement”). Ropes & Gray LLP, counsel to Domino’s Pizza, Inc., has issued an opinion to us, dated December 2, 2016, regarding the Shares. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K. Certain information relating to Part II, Item 14 “Other Expenses of Issuance and Distribution” of the Registration Statement is filed as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1 above)

99.1	Press Release dated December 5, 2016

99.2	Information relating to Part II, Item 14 “Other Expenses of Issuance and Distribution” of the Registration Statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOMINO’S PIZZA, INC.

By:	/s/ Jeffrey D. Lawrence
Name:	Jeffrey D. Lawrence
Title:	Chief Financial Officer

Date: December 5, 2016